 Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO March 2, 2012 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor events:

•	March 7, 2012 - Raymond James 33rd Annual Institutional Investors Conference. Jay Ottoson, Executive Vice President and COO, will present at 11:00 AM Eastern Time.

•	March 26, 2012 - Howard Weil 40th Annual Energy Conference. Tony Best, President and CEO, will present at 2:30 PM Central Time.

SM Energy's presentation materials for these respective events will be available the day of the event at the Company's website at www.sm-energy.com. A link to the Raymond James webcast of the Company's presentation will also be available on the Company's website for 15 days after the date of the presentation.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.